SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 13, 2001

Dime Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	No. 001-13094	No. 11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (212)   326-6170

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.

                On March 13, 2001, Dime Bancorp, Inc. adopted a number of amendments to its By-laws, including a provision intended to address conflicts of interests and deposit cross-guaranty liability that could arise out of management interlocks with certain other depository organizations, as well as a number of corporate administrative revisions. A copy of the Amended and Restated By-laws of Dime is attached to this Current Report on Form 8-K as Exhibit 3.1.

Exhibit Number	Description

3.1	Amended and Restated By-laws of Dime Bancorp, Inc., adopted March 13, 2001.

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SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ James E. Kelly

	Name: Title:	James E. Kelly General Counsel

Date:   March 13, 2001

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of Dime Bancorp, Inc., adopted March 13, 2001.